Exhibit 99.1

Technical Communications Corporation Reports Results for the Three and Six Months Ended April 1, 2017

CONCORD, Mass., May 11, 2017 (GLOBE NEWSWIRE) -- Technical Communications Corporation (Nasdaq:TCCO) today announced its results for the three and six month periods ended April 1, 2017. For the three months ended April 1, 2017, the Company reported net income of $128,000, or $0.07 per share, on revenue of $1,385,000, as compared to a net loss of $(263,000), or $(0.14) per share, on revenue of $557,000 for the quarter ended April 2, 2016.  For the six months ended April 1, 2017, the Company reported a net loss of $(567,000), or $(0.31) per share, on revenue of $2,017,000, compared to a net loss of $(681,000), or $(0.37) per share, on revenue of $1,537,000 for the six months ended April 2, 2016.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “The return to profitability this quarter was anticipated as we began shipping under recently received orders primarily for our radio encryptors for deployment into Afghanistan. Shipments under these contracts will continue throughout our third quarter ending July 1, 2017.”

About Technical Communications Corporation
For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, and Annual Report on Form 10-K for the fiscal year ended October 1, 2016 filed with the Commission and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	(Unaudited)
	04/01/2017	04/02/2016
Net sales	$ 1,385,000	$ 557,000
Gross profit	1,147,000	199,000
S, G & A expense	545,000	725,000
Product development costs	477,000	202,000
Operating income (loss)	125,000	(728,000)
Gain on sale of investment	-	462,000
Net income (loss)	128,000	(263,000)
Net income (loss) per share:
Basic	$ 0.07	$ (0.14)
Diluted	$ 0.07	$ (0.14)

	Six Months Ended
	(Unaudited)
	04/01/2017	04/02/2016
Net sales	$ 2,017,000	$ 1,537,000
Gross profit	1,590,000	766,000
S, G & A expense	1,191,000	1,409,000
Product development costs	971,000	506,000
Operating loss	(572,000)	(1,149,000)
Gain on sale of investment	-	462,000
Net loss	(567,000)	(681,000)
Net loss per share:
Basic	$ (0.31)	$ (0.37)
Diluted	$ (0.31)	$ (0.37)

Condensed consolidated balance sheets

	04/01/2017 (Unaudited)	10/01/2016 (derived from audited financial statements)
Cash and marketable securities	$ 1,764,000	$ 2,979,000
Accounts receivable - trade	896,000	112,000
Inventory	1,833,000	1,644,000
Other current assets	180,000	213,000
Total current assets	4,673,000	4,948,000
Marketable securities	-	374,000
Property and equipment, net	86,000	149,000

Total assets	$ 4,759,000	$ 5,471,000

Accounts payable	91,000	119,000
Accrued expenses and other current liabilities	314,000	438,000
Total current liabilities	405,000	557,000
Total stockholders’ equity	4,354,000	4,914,000
Total liabilities and stockholders’ equity	$ 4,759,000	$ 5,471,000

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com